Exhibit 99.1

Energy XXI Reports Fiscal First-Quarter Results

And Provides Operational Update

•	Revising fiscal-year expenditures to enhance liquidity
•	Repurchased $100 million of high-yield bonds
•	South Timbalier 21 field resuming production
•	Energy XXI becomes operator at Cote de Mer
•	Blackbeard prospect to be flow tested

HOUSTON – Nov. 3, 2008 – Energy XXI (Bermuda) Limited (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal first-quarter results for the period ended Sept. 30, 2008 and provided operational and financial updates.
“Energy XXI has made solid progress early in our 2009 fiscal year, in regards to both our high-impact exploration program and our storm recovery efforts,” Energy XXI Chairman and CEO John Schiller said.  “Despite two hurricanes and the financial market’s collapse, we continue to have extensive liquidity, with a large cash position and credit facility.  Furthermore, our strong, hedge-protected cash flow is expected to fully fund our fiscal 2009 capital program, including development of our key exploration projects.”
As of Oct. 31, 2008, total debt, net of $136 million of cash on hand, was $805 million, reflecting in part the purchase of $100 million of the company’s $750 million high-yield issue maturing June 15, 2013, at a total cost of $77.6 million.  The $22.4 million gain will be realized over the remaining life of the bonds.  Total undrawn capacity under the corporate revolver was $155 million as of Oct. 31, 2008, providing substantial liquidity.
For the 2009 fiscal first quarter, Energy XXI reported net cash provided by operating activities of $79.5 million and earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) of $75.9 million, compared with $76.7 million and $102.4 million, respectively, in the 2008 fiscal first quarter.
Due to storm-related production delays, the company reported a 2009 fiscal first-quarter net loss of $4.7 million, or $0.03 per diluted share, on revenues of $119.7 million and production of 18,800 barrels of oil equivalent per day (BOE/d).  In the 2008 fiscal first quarter, the company had net income of $1.9 million, or $.02 per diluted share, on revenues of $143.6 million and production of 26,200 BOE/d.  The net realized price received for the company’s production in the 2009 fiscal first quarter averaged $69.23 per BOE, compared with $59.63 per BOE in the 2008 fiscal first quarter.

Capital Expenditures
Energy XXI expects capital expenditures to range from $240 million to $260 million for the fiscal year ending June 30, 2009, compared with fiscal 2008 capital expenditures of $330 million, excluding acquisitions.  The company’s Board of Directors previously had approved a fiscal 2009 budget of $380 million.
 “Our anticipated oil and natural gas production volumes and hedges should generate cash flows and economic returns sufficient to fund the revised capital program,” Schiller said.  “We are adjusting capital expenditures downward in the current fiscal year to preserve liquidity and our financial flexibility to pursue opportunities in these volatile markets.”
During the 2009 fiscal first quarter, capital expenditures totaled $88.6 million, with $46.8 million in exploration, $30.7 million in development and $11.1 million in other investments such as land and seismic data.

Production Update
Energy XXI shut in a majority of its production ahead of Hurricanes Gustav and Ike, and has since been working to restore volumes.  As previously reported, although damage to company-operated facilities was minimal, the loss of facilities serving two non-operated fields resulted in a combined 2,000 BOE/d, or about 7 percent, long-term reduction of the company’s pre-storm net production.  The Laphroaig natural gas discovery in south Louisiana generated gross cash flow of approximately $140 million in its first year on production, triggering a reduction in the company’s net revenue interest from 25 percent to 15 percent. As a result, the company’s net production has been reduced by 750 BOE/d.  The well continues to produce more than 41 million cubic feet per day of gas and nearly 800 barrels per day of liquids on a gross basis.
The company's current net production approximates 18,000 BOE/d, which primarily is constrained due to pipeline outages that are expected to be resolved within the next several months.  Onshore and coastal Gulf Coast production was restored by Sept. 30, 2008.  All major repairs at the South Timbalier 21 field have been completed and the field is currently producing approximately 4,600 BOE/d, with production expected to reach 6,500 BOE/d within the next month, aided by the pending return to service of a tripod platform handling 1,300 BOE/d of net volumes that has been repaired and is awaiting approval from the U.S. Minerals Management Service.  The current status of other key Gulf of Mexico fields follows.

Eastern Gulf
•	Main Pass 61 – Approximately 4,500 BOE/d of net production was fully restored in September;
•	Main Pass 72/73 – Approximately 980 BOE/d of net production was fully restored in September;
•
South Pass 49 – All top side facilities are ready to flow; pre-storm volumes of 830 BOE/d remain shut-in due to the loss of third-party-operated sales lines.  Production is expected to be restored by March 2009.

Central Gulf
•
East Cameron 334/335 – Approximately 250 BOE/d of pre-storm net production is expected to be restored in December following repairs to the third-party pipeline servicing the area, as well as volumes from a recompletion performed in October that tested 1,500 BOE/d (640 BOE/d net).

Miscellaneous Gulf
•
Five operated fields representing approximately 780 BOE/d of pre-storm net production and five non-operated fields representing approximately 950 BOE/d of pre-storm net production remain off-line due to third-party pipelines that are expected to be repaired during the next several months.

Exploration Activity
Energy XXI has become operator of the E.A. McIlhenny #1 well on the Cote de Mer prospect, located in Vermillion Parish, Louisiana.  Before being temporarily abandoned ahead of Hurricanes Gustav and Ike, this well was drilled to a depth of 21,504 feet on its way to the proposed depth of 22,000 feet.  Operating difficulties were encountered following the barge rig’s return on Sept. 18.  The well has since been cleaned out to 19,262 feet, and efforts are underway to clean out to 19,800 feet, where the well is expected to be side-tracked.  Energy XXI holds a 33 percent working interest (WI) and a 24 percent net revenue interest (NRI).
The Kaplan prospect, being drilled with the Green & Broussard #1ST2 well in Vermillion Parish, Louisiana, (100 percent WI, 74 percent NRI), was drilled to 18,400 feet, logging a tight interval over the objective section, indicating that the sand was penetrated on the edge of the channel.  The well was sidetracked at 14,674 feet and is currently drilling at 16,897 feet toward a revised bottom-hole location within the channel identified on seismic at 18,100 feet.
The Blackbeard West prospect (20 percent WI, 16 percent NRI) has been announced as a potential major discovery and will be completed and tested. The prospect, drilled with the South Timbalier Block 168 No. 1 exploratory well in 70 feet of water offshore Louisiana, was reentered on March 18, 2008, and has been drilled to 32,997 feet.  Logs indicate four potential hydrocarbon-bearing zones below 30,067 feet that require further evaluation. The well will be temporarily abandoned while the necessary long-lead-time completion equipment is procured for this high-pressure test. The well is located on the top of the targeted structure. Seismic data on the prospect indicates the potential for significantly thicker sands on the flanks of the structure as confirmed in several major deepwater discoveries.  Based on information obtained to date in the South Timbalier Block 168 well, Energy XXI believes additional drilling on the flanks could result in significant reserves potential.  Energy XXI’s investment in the South Timbalier Block 168 well has totaled $23 million.  Energy XXI will continue to review additional drilling opportunities on the flanks of the structure and on other acreage it holds in the ultra-deep trend.
Further detail on the exploration and development program is provided in the attached Operations Report.

Conference Call Tomorrow at 10 a.m. EST, 3 p.m. London Time
Energy XXI will host its first-quarter conference call tomorrow, Tuesday, Nov. 4, 2008, at 10 a.m. EST  (3 p.m. London time). The dial-in numbers are 1 (719) 325-2158 (U.S.) and 08004 047 656 (U.K.), and the confirmation code is 7326843. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.energyxxi.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations (including information in the attached Operations Report) adheres to the standard set by the Society of Petroleum Engineers.  Tom O’Donnell, Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Collins Stewart Europe Limited and Tristone Capital Limited are Energy XXI listing brokers in the United Kingdom.  To learn more, visit the Energy XXI website at www.energyxxi.com.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measures: EBITDA and discretionary cash flow.  The company uses these non-GAAP measures as key metrics for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.  The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

	Three Months Ended
	September 30,
	2008	2007

Net Income (Loss) as Reported	$(4,651)	$1,887

Total other (income) expense	20,971	26,313
Depreciation, depletion and amortization	62,409	73,253
Income tax expense (benefit)	(2,851)	929

EBITDA	$75,878	$102,382

EBITDA Per Share
Basic	$0.52	$1.22
Diluted	$0.52	$1.09

Weighted Average Number of Common Stock Outstanding
Basic	144,783	84,135
Diluted	144,783	94,321

Net Income (Loss) as Reported	$(4,651)	$1,887

Deferred income tax expense (benefit)	(2,851)	929
Change in derivative financial instruments	(1,342)	(22)
Accretion of asset retirement obligations	2,461	1,760
Depletion, depreciation, and amortization	62,409	73,253
Write-off and amortization of debt issuance costs	694	1,120
Common stock issued to Directors for services and common stock option expense	263	67

Discretionary Cash Flow	$56,983	$78,994

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	September 30,	June 30,
	2008	2008
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$89,303	$168,962
Accounts receivable
Oil and natural gas sales	56,949	116,678
Joint interest billings	28,123	21,322
Insurance and other	6,124	4,896
Prepaid expenses and other current assets	42,695	14,662
Royalty deposit	3,249	4,548
Deferred income taxes	442	88,198
Derivative financial instruments	18,303	2,179
Total Current Assets	245,188	421,445
Property and Equipment, net of accumulated depreciation, depletion, and amortization
Oil and natural gas properties - full cost method of accounting	1,587,708	1,561,276
Other property and equipment	9,797	10,020
Total Property and Equipment – net	1,597,505	1,571,296
Derivative financial instruments	4,298	3,747
Deferred income taxes	2,073	36,055
Debt issuance costs, net of accumulated amortization	16,377	17,388
Total Assets	$1,865,441	$2,049,931

LIABILITIES
Current Liabilities
Accounts payable	$88,916	$106,751
Note payable	12,566	—
Accrued liabilities	100,141	98,869
Derivative financial instruments	47,213	245,626
Current maturities of long-term debt	8,443	7,250
Total Current Liabilities	257,279	458,496
Long-term debt, less current maturities	870,949	944,972
Asset retirement obligations	79,482	81,097
Derivative financial instruments	48,316	190,781
Other	8,390	—
Total Liabilities	1,264,416	1,675,346
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized and no shares issued at September 30, 2008 and June 30, 2008	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized and 145,930,799 and 145,299,675 shares issued and 145,289,125 and 144,937,119 shares outstanding at September 30, 2008 and June 30, 2008, respectively	146	145
Additional paid-in capital	601,950	601,509
Retained earnings	52,560	57,941
Accumulated other comprehensive loss, net of income tax benefit	(53,631)	(285,010)
Total Stockholders’ Equity	601,025	374,585

Total Liabilities and Stockholders’ Equity	$1,865,441	$2,049,931

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended
	September 30,
	2008	2007

Revenues
Oil sales	$82,062	$87,573
Natural gas sales	37,682	56,035
Total Revenues	119,744	143,608

Costs and Expenses
Lease operating expense	34,998	30,693
Production taxes	2,036	1,960
Depreciation, depletion and amortization	62,409	73,253
Accretion of asset retirement obligation	2,461	1,760
General and administrative expense	6,235	5,771
Loss (gain) on derivative financial instruments	(1,864)	1,042
Total Costs and Expenses	106,275	114,479

Operating Income	13,469	29,129

Other Income (Expense)
Interest income	1,334	498
Interest expense	(22,305)	(26,811)
Total Other Income (Expense)	(20,971)	(26,313)

Income (Loss) Before Income Taxes	(7,502)	2,816

Income Tax Expense (Benefit)	(2,851)	929

Net Income (Loss)	$(4,651)	$1,887

Earnings (Loss) Per Share
Basic	$(0.03)	$0.02
Diluted	$(0.03)	$0.02

Weighted Average Number of Common Stock Outstanding
Basic	144,783	84,135
Diluted	144,783	94,321

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2008	2007

Cash Flows From Operating Activities
Net income (loss)	$(4,651)	$1,887
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Deferred income tax expense (benefit)	(2,851)	929
Change in derivative financial instruments	(1,342)	(22)
Accretion of asset retirement obligations	2,461	1,760
Depreciation, depletion, and amortization	62,409	73,253
Write-off and amortization of debt issuance costs	694	1,120
Common stock issued to Directors for services and common stock option expense	263	67
Changes in operating assets and liabilities
Accounts receivable	54,068	(21,252)
Prepaid expenses and other current assets	(26,734)	(19,745)
Accounts payable and other liabilities	(6,782)	38,675
Net Cash Provided by Operating Activities	77,535	76,672

Cash Flows from Investing Activities
Acquisitions	—	(3,521)
Capital expenditures	(92,603)	(79,489)
Other	—	2
Net Cash Used in Investing Activities	(92,603)	(83,008)

Cash Flows from Financing Activities
Proceeds from the issuance of common stock	—	32
Proceeds from long-term debt	144,751	20,000
Payments on long-term debt	(150,083)	(21,490)
Purchase of bonds	(58,792)	—
Other	(467)	10
Net Cash Used in Financing Activities	(64,591)	(1,448)

Net Decrease in Cash and Cash Equivalents	(79,659)	(7,784)

Cash and Cash Equivalents, beginning of year	168,962	19,784

Cash and Cash Equivalents, end of period	$89,303	$12,000

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED QUARTERLY OPERATING HIGHLIGHTS
 (Unaudited)

	Quarter Ended
	Sept. 30, 2008	June 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sept. 30, 2007

Operating revenues
Crude oil sales	$119,214	$160,118	$126,660	$108,487	$89,287
Natural gas sales	44,442	77,356	61,675	53,759	44,838
Hedge gain (loss)	(43,912)	(58,712)	(21,198)	(8,521)	9,483
Total revenues	119,744	178,762	167,137	153,725	143,608
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	72.8%	67.4%	67.3%	66.9%	66.6%
Including hedge gain (loss)	68.5%	62.5%	62.0%	60.7%	61.0%
Operating expenses
Lease operating expense
Insurance expense	4,918	3,932	4,642	4,812	4,832
Workover and maintenance	3,873	6,741	5,447	4,489	5,720
Direct lease operating expense	26,207	29,108	28,253	24,742	20,141
Total lease operating expense	34,998	39,781	38,342	34,043	30,693
Production taxes	2,036	3,699	1,755	1,272	1,960
Depreciation, depletion and amortization	62,409	83,462	75,268	75,406	73,253
General and administrative	6,235	10,123	4,912	5,644	5,771
Other – net	597	5,932	4,611	903	2,802
Total operating expenses	106,275	142,997	124,888	117,268	114,479
Operating income	$13,469	$35,765	$42,249	$36,457	$29,129

Sales volumes per day
Natural gas (MMcf)	46.8	67.9	73.3	78.1	83.5
Crude oil (MBbls)	11.0	15.1	13.9	13.0	12.3
Total (MBOE)	18.8	26.4	26.1	26.0	26.2
Percent of sales volumes from crude oil	58.5%	57.2%	53.3%	50.0%	46.9%

Average sales price
Natural gas per Mcf	$10.33	$12.52	$9.25	$7.48	$5.83
Hedge gain (loss) per Mcf	(1.57)	(1.66)	0.28	0.93	1.46
Total natural gas per Mcf	$8.76	$10.86	$9.53	$8.41	$7.29

Crude oil per Bbl	$117.75	$116.90	$100.10	$90.71	$79.19
Hedge loss per Bbl	(36.70)	(35.38)	(18.20)	(12.68)	(1.52)
Total crude oil per Bbl	$81.05	$81.52	$81.90	$78.03	$77.67

Total hedge gain (loss) per BOE	$(25.39)	$(24.46)	$(8.92)	$(3.56)	$3.94

Operating revenues per BOE	$69.23	$74.49	$70.33	$64.24	$59.63
Operating expenses per BOE
Lease operating expense
Insurance expense	2.84	1.64	1.95	2.01	2.00
Workover and maintenance	2.24	2.81	2.29	1.88	2.38
Direct lease operating expense	15.15	12.13	11.89	10.34	8.36
Total lease operating expense	20.23	16.58	16.13	14.23	12.74
Production taxes	1.18	1.54	0.74	0.53	0.81
Depreciation, depletion and amortization	36.08	34.78	31.67	31.51	30.42
General and administrative	3.60	4.22	2.07	2.36	2.40
Other – net	0.35	2.47	1.94	0.38	1.16
Total operating expenses	61.44	59.59	52.55	49.01	47.53
Operating income per BOE	$7.79	$14.90	$17.78	$15.23	$12.10

ENERGY XXI (BERMUDA) LIMITED
SUMMARY OF HEDGE POSITIONS AS OF NOVEMBER 3, 2008

Natural Gas (000 MMBTU)						Crude Oil (000 BBL)

			Average						Average
Qtr	Instrument	Volume	Sub	Floor	Cap	Qtr	Instrument	Volume	Sub	Floor	Cap

Q209	Swaps	820		8.82	8.82	Q209	Swaps	232		80.27	80.27
	3 Way Collars	1,380	5.78	7.77	9.91		3 Way Collars	184	54.02	67.40	79.09
	Collars	360		8.21	10.82		Collars	220		78.09	101.75
	Puts	110		8.00			Puts	26		60.00
	Put Spreads	1,780	6.00	7.91			Put Spreads	276	85.00	110.00

Q309	Swaps	2,080		8.46	8.46	Q309	Swaps	249		70.40	70.40
	3 Way Collars	2,660	6.00	8.17	10.12		3 Way Collars	170	53.94	67.24	78.94
	Put Spreads	900	6.50	8.50			Collars	309		82.48	109.41
							Put Spreads	270	85.00	110.00

Q409	Swaps	1,830		8.46	8.46	Q409	Swaps	238		70.47	70.47
	3 Way Collars	2,570	6.00	8.18	10.12		3 Way Collars	137	53.69	67.37	79.66
	Put Spreads	910	6.50	8.50			Collars	285		81.99	109.18
							Put Spreads	273	85.00	110.00

Q110	Swaps	1,770		8.47	8.47	Q110	Swaps	221		70.63	70.63
	3 Way Collars	2,480	6.00	8.19	10.13		3 Way Collars	111	53.38	67.52	80.49
	Put Spreads	920	6.50	8.50			Collars	267		81.49	108.94
							Put Spreads	276	85.00	110.00

Q210	Swaps	1,570		8.47	8.47	Q210	Swaps	210		70.73	70.73
	3 Way Collars	2,400	6.00	8.19	10.13		3 Way Collars	87	52.93	67.70	81.64
	Put Spreads	920	6.50	8.50			Collars	248		80.98	108.70
							Put Spreads	276	85.00	110.00

Q310	Swaps	1,400		8.12	8.12	Q310	Swaps	206		70.65	70.65
	3 Way Collars	2,110	6.00	8.21	10.15		3 Way Collars	68	52.35	67.35	82.05
							Collars	222		79.91	106.38

Q410	Swaps	1,120		8.12	8.12	Q410	Swaps	192		70.73	70.73
	3 Way Collars	2,100	6.00	8.22	10.15		3 Way Collars	60	52.00	67.00	82.04
							Collars	198		79.34	106.05

Q111	Swaps	760		8.12	8.12	Q111	Swaps	177		70.81	70.81
	3 Way Collars	2,100	6.00	8.22	10.15		3 Way Collars	52	51.54	66.54	82.03
							Collars	172		78.66	105.71

Q211	Swaps	460		8.12	8.12	Q211	Swaps	163		70.90	70.90
	3 Way Collars	2,080	6.00	8.22	10.15		3 Way Collars	45	50.95	65.95	82.02
							Collars	154		77.78	105.31

Includes production for October 2008 and later; Quarters based on June 30 fiscal year-end
All prices are weight-averaged by contract volume

FY 2009 1st Quarter Operations Report

EXXI Fiscal 1st Quarter 2009 Drilling Results
	Exploration		Development		Total
	Gross	Net	Gross	Net	Gross	Net
Operated
Oil	0	0	1	0.5	1	0.5
Gas	1	0.5	0	0	1	0.5
Dry	0	0	0	0	0	0
Non-Operated
Oil	0	0	0	0	0	0
Gas	0	0	2	0.5	2	0.5
Dry	0	0	0	0	0	0
Total	1	0.5	3	1	4	1.5

	Exploration		Development		Total
Success Rate (Net)	100%		100%		100%

	Exploration		Development		Total
Onshore	1		2		3
Offshore	0		1		1
Total	1		3		4

Central Gulf Highlights

South Timbalier 21 (100% WI/83.33% NRI)
During the fiscal first quarter, South Timbalier 21 net production averaged 4,650 BOE/d as the company continued to bring disrupted production back online from Hurricanes Gustav and Ike.  Recent activity includes:

•	ST 21 #48 – recompleted to the D-8 sand at 12,160 feet in August 2008, yielding initial gross daily test rates of 289 barrels of oil and 1.76 million cubic feet of natural gas.

•	ST #139 (Bordeaux Prospect) – drilled to 8,970 feet before being shut-in for Hurricanes Gustav and Ike. The well has been temporarily abandoned, awaiting repairs on a nearby structure.

•	ST 21 #82 (Barolo Prospect) – spud 10/02/08, drilling ahead at 12,190 feet, targeting the S-3/S-4 and D-2, D-3, D-7 and D-10 sands with a proposed TD of 13,200 feet.

East Cameron 334/335
The EC 335 B-10 well (51% WI/43% NRI) was recompleted to the HA sand at 11,408 feet and tested at 9.1 million cubic feet per day of natural gas.

Eastern Gulf Highlights

The Eastern Gulf properties averaged 4,890 BOE/d in the fiscal first quarter, down from the 2008 fiscal fourth-quarter volumes of 5,500 BOE/d due to hurricane shut-ins.  Recent highlights include:

•
Main Pass 147 #1 (50%WI/42% NRI) – spud July 4 and drilled to a TD of 10,353 feet; renamed as the MP 73 #7 and successfully sidetracked and drilled to a TD of 7,015 feet, logging 27 feet of net oil pay in the BA-2 objective; facility installation should be complete and the well placed on-line in January 2009.

Onshore/Gulf Coast Highlights

Lake Salvador
•
In the Golden Meadow oil and gas field, a southern extension of the Lake Salvador focus area in Lafourche Parish, Louisiana, the LL&E #236 well (25% WI/19% NRI) has logged 77 feet of net pay in the Tex W3 sand, which appears to be oil bearing, and 120 feet of net pay in the Big Hum section, which appears to be natural gas bearing.  The well, which was spud Sept. 5, 2008 and drilled to 16,220 feet, is the company’s fifth successful well at Golden Meadow, where Energy XXI and partners have invested approximately $30 million and found an estimated 8 million BOE of proved reserves.  Another well, the LL&E #233, was spud Oct. 15, 2008 and is currently drilling at 10,288 feet to test Duval and Dulac sand objectives, with a proposed TD of 14,000 feet.  Several additional prospects remain in inventory.

•	In the Joe McHugh field (50% WI/40% NRI), the Breazeale #1ST and Foret #1 wells have continued to perform well, producing at a combined rate of 1,800 BOE/d net.

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Field – an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

FTP – flowing tubing pressure.

MBOE – thousand barrels of oil equivalent.

MMBOE – million barrels of oil equivalent.

MD – measured depth.

Net Pay – cumulative hydrocarbon-bearing formations.

Spud – to begin drilling a well.

TD – target total depth of a well.

TD’d – to finish drilling a well.

TVD – total vertical depth.

Workover – operations on a producing well to restore or increase production. A workover may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
+1 713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Seema Paterson
+44 207 523 8321
spaterson@collins-stewart.com

Pelham PR
James Henderson
+44 207 743 6673
james.henderson@pelhampr.com

Alisdair Haythornthwaite
+44 207 743 6676
alisdair.haythornthwaite@pelhampr.com